BYLAWS
                                       OF
                            HORMEL FOODS CORPORATION


                                      NAME

1. The name of the corporation is HORMEL FOODS CORPORATION. (Amended October 26, 1992; Amended December 7, 1995 to conform with Amendment to Articles of Incorporation Effective February 1, 1995)

                                     OFFICES

2. The principal office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof shall be The Corporation Trust Company, whose address is 100 West Tenth Street, Wilmington, Delaware. (Amended April 17, 1930; September 20, 1930; June 13, 1949)

     In addition to its principal office in the State of Delaware, the corporation may establish and maintain an office or offices at Austin, Minnesota, and at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                 CORPORATE SEAL

3. The corporate seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation, the year of its creation (1928) and the words "Seal", "Incorporated", and "Delaware".

                             STOCKHOLDERS' MEETINGS

4. All meetings of the stockholders shall be held at the office of the corporation at Austin, Minnesota, or at such other place as the Board of Directors may previously determine.

5.   A.   An annual meeting of the stockholders of the corporation shall be held on the last Tuesday of January in each year, at eight o'clock p.m. or at such other time as the Board of Directors may designate, when the stockholders shall elect by plurality vote, by ballot, a Board of Directors, and transact such other business as may properly be brought before the meeting. (Amended November 15, 1938; June 14, 1954; April 18, 1966; October 28, 1968; April 28, 1969; December 20, 1984)

     B. To be properly brought before the annual meeting of stockholders, business must be (1) specified in the notice of the meeting, (2) directed to be brought before the meeting by the Board of Directors or
          (3) proposed at the meeting by a stockholder who (i) was a stockholder of record at the time of giving the notice provided for in these Bylaws, (ii) is entitled to vote at the meeting, and (iii) gives prior notice of the matter, which must otherwise be a proper matter for stockholder action, in the manner herein provided. For business to be properly brought before the annual meeting by a stockholder, the stockholder must give written notice to the Secretary of the corporation so as to be received at the principal executive offices of the corporation at least ninety (90) days before the date that is one year after the prior year's annual meeting. Such notice shall set forth (1) the name and record address of the stockholder, (2) the class and number of shares of the corporation owned by the stockholder, (3) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business, and (4) any material interest in such business of the stockholder. The chairman of the meeting may refuse to acknowledge any proposed business not made in compliance with the foregoing procedure. (Added 7-22-96)

     C. Nominations of persons for election as Directors may be made at the annual meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder who (1) was a stockholder of record at the time of giving of the notice provided for in these Bylaws, (2) is entitled to vote at the meeting and (3) gives prior notice of the nomination in the manner herein provided. For a nomination to be properly made by a stockholder, the stockholder must give written notice to the Secretary of the corporation so as to be received at the principal executive offices of the corporation at least ninety (90) days before the date that is one year after the prior year's regular meeting. Such notice shall set forth (a) as to the stockholder giving the notice: (i) the name and record address of the stockholder, and (ii) the class and number of shares of the corporation owned by the stockholder; and (b) as to each person the stockholder proposes to nominate: (i) the name, business address and residence address of the person, (ii) the principal occupation or employment of the person and (iii) the class and number of shares of the corporation's capital stock beneficially owned by the person. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. (Added 72296)

6. The holders of a majority of the stock issued and outstanding, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the certificate of incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock shall be present. At such adjourned meeting at which the requisite amount of stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

7. At each meeting of the stockholders every stockholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock registered in his name on the books of the corporation. The vote for Directors, and, upon demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be held and all questions decided by a plurality vote. (Amended March 23, 1970)

8. Written notice of the annual meeting shall be mailed to each stockholder at such address as appears on the stock book of the corporation at least ten days prior to the meeting. (Amended October 28, 1975)

9. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of shares held by each, shall be prepared by the Secretary and filed at the place where the election is to be held, at least ten days before every election, and shall at all times, during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder. (Amended February 19, 1968)

10. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by the statute, may be called by the Chairman of the Board, or Secretary at the request, in writing, of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. (Amended January 31, 1984; Amended September 27, 1993, Effective October 1, 1993; Amended December 7, 1995)

11. Business transacted at all special meetings shall be confined to the objects stated in the call.

12. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, at least ten days before such meeting, to each stockholder at such address as appears on the books of the corporation. (Amended October 28, 1975)

                                    DIRECTORS

13. The property and business of the corporation shall be managed by its Board of Directors. The number of Directors shall be established from time to time by resolution of the stockholders or the Board of Directors. The Directors of the corporation shall be elected annually at the annual meeting of stockholders and each Director shall be elected to serve until his successor shall be elected and shall qualify. (Amended November 16, 1964; June 21, 1965; November 25, 1968; August 25, 1969; December 22, 1969;
     February 24, 1970; December 19, 1972; July 22, 1974; September 23, 1974;
     December 22, 1975; November 29; 1976; December 27, 1978; July 23, 1979;
     January 29, 1980)

14. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                               DIRECTORS' MEETINGS

15.  (Amended September 27, 1993, Effective October 1, 1993; Deleted December 7,
     1995)

15. Regular meetings of the Board, after the organizational meeting, shall be held without notice at the Corporate Office of the corporation at Austin, Minnesota, on the fourth Monday of January, March, May, July, September, October and November at 1:00 p.m. or such other time as the Board shall designate, or, without notice, at such other time or place, within or without the State of Minnesota, as the Board of Directors may from time to time designate. (Amended July 16, 1935; June 14, 1954; May 20, 1957; April 17, 1967; February 19, 1968; March 25, 1980; January 28, 1985)

16. Special meetings of the Board may be called by the Chairman of the Board on one day's notice to each Director, either personally or by mail or by telegram or telephone; special meetings shall be called by the Chairman of the Board, or Secretary in like manner or on like notice on the written request of two Directors. (Amended January 31, 1984; Amended September 27, 1993, Effective October 1, 1993; Amended December 7, 1995)

17. At all meetings of the Board, a majority of the number of Directors authorized by the Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. (Amended January 18, 1965)

                            COMPENSATION OF DIRECTORS

18. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; PROVIDED, That nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

19. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   COMMITTEES

20. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the corporation, which, to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors.

21. The committees shall keep regular minutes of their proceedings and report the same to the Board at each regular meeting.

                                    VACANCIES

22. In case of any vacancy in the Board of Directors by reason of death, resignation, or otherwise, the remaining Directors, by majority vote, may elect a successor to hold office until a successor has been elected by the stockholders. (Amended April 18, 1955; November 25, 1974; October 26, 1992 [Bylaw 33 renumbered to Bylaw 23, and following sections renumbered])

                                    OFFICERS

23. The officers of the corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents of whatever special designation the Board may determine, a Secretary and a Treasurer. The Board may also elect Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, and a Controller and Assistant Controllers. The Chairman of the Board and the President must be Directors, but other officers need not be Directors. The designation and duties of any Vice President may be changed by the Board at any time. (Amended November 19, 1929; July 8, 1946; April 18, 1955; April 21, 1958; July 19, 1965; January 15, 1968; February 19, 1968; August 25,
     1969; August 24, 1981; April 25, 1983; January 31, 1984; Amended September 27, 1993, Effective October 1, 1993; Amended December 7, 1995)

24. The Board of Directors, at its first meeting after each Annual Meeting of Stockholders, shall elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and may elect a Controller, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers. Such action may be taken by unanimous written consent in lieu of a meeting. (Amended May 11, 1942; July 8, 1946; April 18, 1955; July 19, 1965; January 15, 1968; February 19, 1968; August 25,
     1969; August 24, 1981; April 25, 1983; January 31, 1984; October 26, 1992;
     Amended September 27, 1993, Effective October 1, 1993; Amended December 7,
     1995)

25. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

26. The Board of Directors shall have the right to fix the salaries of all officers of the corporation.

27. The officers of the corporation shall hold office until their successors are elected and qualify in their stead. Any officers elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of the majority of the whole Board of Directors. In its discretion, the Board may leave unfilled any office except that of President, Treasurer or Secretary. (Amended April 18, 1955)

                            THE CHAIRMAN OF THE BOARD

28.  A.   The Chairman of the Board shall preside at all meetings of stockholders and Directors.

     B. The Chairman of the Board shall be an exofficio member of all standing committees of the Board except those committees which the Board determines will comprise only nonemployee Directors, specifically including the Audit Committee and the Compensation Committee.

     C. The Chairman of the Board shall be the Chief Executive Officer of the corporation and shall have general and active management of the business of the corporation. (Bylaw 28 added December 7, 1995)

                                  THE PRESIDENT

29.       A.   In the absence of the Chairman of the Board, the President shall preside at meetings of the stockholders and Directors. In the event of a vacancy in the office of the Chairman of the Board, the President shall exercise the powers of the Chairman of the Board until the vacancy in the office of the Chairman of the Board has been filed.

          B. The President shall be an exofficio member of all standing committees of the Board except those committees which the Board determines will comprise only nonemployee Directors, specifically including the Audit Committee and the Compensation Committee.

          C. The President shall have powers and duties appropriate to the office of President, taking into account Bylaw 28.C. (Bylaw 29 added December 7, 1995)

30.  (Amended April 18, 1955; April 16, 1962; July 19, 1965; February 19, 1968;
     August 25, 1969; August 24, 1981; January 31, 1984; May 19, 1986; deleted
     September 27, 1993 to be effective October 1, 1993)

                                 VICE PRESIDENTS

30.  A.   In the absence or disability of the President, the duties and powers of the President will be exercised by the Executive Vice Presidents, if any, in the order of their seniority with the Company; if there is no Executive Vice President, then by such of the Group Vice Presidents as are members of the Board in the order of their seniority on the Board, and if any two Group Vice presidents have the same seniority on the Board, then in the order of their seniority with the corporation until the Board of Directors shall designate one of their number to perform such duties. (Amended July 8, 1946; April 18, 1955; April 21, 1958; July 19, 1965; January 15, 1968; February 19, 1968; August 27,
          1979; August 24, 1981; April 25, 1983)

     B. In the absence or disability of the President, or the Executive Vice Presidents and all of the Group Vice Presidents, the Vice Presidents who are members of the Board of Directors in the order of their seniority on the Board shall perform the duties and exercise the powers of the President until the Board of Directors shall designate one of their number to perform such duties. (Amended July 8, 1946; April 21, 1958; July 19, 1965; January 15, 1968; February 19, 1968;
          August 25, 1969; August 24, 1981; April 25, 1983)

                 THE SECRETARY AND ASSISTANT SECRETARIES

31.  A.   The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer of the corporation, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix it to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of the Treasurer. (Amended October 26, 1992; Amended September 27, 1993, Effective October 1, 1993)

     B. The Assistant Secretaries in the order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

                  THE TREASURER AND ASSISTANT TREASURERS

32. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors.

     A. He shall disburse the funds of the corporation as may be ordered by the Board, taking the proper vouchers for such disbursement, and shall render to the Chief Executive Officer of the corporation and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. (Amended September 27, 1993, Effective October 1, 1993)

     B. He shall give the corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration of the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     C. The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

                       DUTIES OF OFFICERS MAY BE DELEGATED

33. In case of the absence of an officer of the corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them of such officer to any other officer, or to any Director, PROVIDED, a majority of the entire Board concur therein.

                              CERTIFICATES OF STOCK

34. Stock certificates of the corporation shall be numbered consecutively and shall be entered on the books of the corporation as they are issued. They shall exhibit the holders' names and the number of shares and shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Until such other transfer agent is appointed, the Secretary shall sign as transfer agent. Each certificate shall bear the corporate seal or a facsimile thereof. Each certificate shall recite the kind or class of stock it represents. (Amended September 8, 1947; April 18, 1955; November 24, 1959; October 26, 1992; Amended September 27, 1993, Effective October 1, 1993; Amended December 7, 1995)

     Where a certificate is countersigned by (i) a transfer agent other than the corporation or its employee, or (ii) a registrar other than the Corporation or its employee, either of which countersignatures may be a facsimile, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. (Added by amendment January 12, 1942; September 8, 1947; April 18, 1955; November 24, 1959;
     October 27, 1969; October 26, 1992; November 23, 1992)

                                TRANSFER OF STOCK

35. All transfer of stock of the corporation shall be made on the books of the corporation only by the person named in the certificate or by an attorney lawfully constituted in writing, and upon the surrender of certificates for the stock so transferred. Unless other transfer agents be designated by the Board of Directors, the Secretary shall be the sole transfer agent.

                            CLOSING OF TRANSFER BOOKS

36. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; PROVIDED, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. (Amended November 21, 1966; March 23, 1970)

                             REGISTERED STOCKHOLDERS

37. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save expressly provided by the laws of Delaware.

                                LOST CERTIFICATE

38. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in their discretion, before issuing a new certificate, require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of alleged loss of any such certificate; a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the Directors, it is proper so to do.

                                CHECKS AND NOTES

39. Checks, drafts, orders for the payment of money and promissory notes shall be signed or endorsed in the name of the corporation by such person or persons as the Board of Directors, by resolution, shall from time to time appoint.

                                   FISCAL YEAR

40. The fiscal year of the corporation shall end on the last Saturday of October in each year.

                                    DIVIDENDS

41. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

     Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the Directors shall think conducive to the interests of the corporation.

          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

42. The corporation to the fullest extent permitted by the applicable laws of the State of Delaware in effect from time to time shall indemnify each officer against the expenses of any action to which such officer is a party or is threatened to be made a party in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he is or was an officer of the corporation; and the corporation may purchase and maintain insurance for the purpose of indemnification to the fullest extent permitted by said laws. Notwithstanding any other provision of these Bylaws and except as otherwise specifically provided for herein, the corporation shall be required to indemnify an officer in connection with a proceeding (or part thereof including any counterclaim in any proceeding) commenced by such officer only if the commencement of such proceeding (or part thereof including any counterclaim in any proceeding) by the officer was authorized by the Board of Directors.

     As used in this Bylaw: (i) the term officer means any person who is, was or may hereafter be a director, officer, employee or agent of this corporation or, at the request of this corporation, of any other corporation or of any partnership, joint venture, trust or other enterprise and the rights of indemnification under this Bylaw shall inure to the benefit of the heirs and legal representatives of any such persons, (ii) the term action means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative including those by or in the right of the corporation and whether or not involving an act or omission of an officer in his capacity as such and whether or not he is an officer at the time of such action, and (iii) the term expenses of any action shall include attorneys' fees, judgments, fines, amounts paid in settlement and any other expenses incurred in connection with an action but in the case of actions by or in the right of the corporation the term shall not include judgments or other amounts paid to the corporation. The foregoing terms shall be construed and shall be deemed to be amended from time to time as necessary so as to permit indemnification to the fullest extent permitted under the applicable laws of the State of Delaware then in effect.

     The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from, or insurance related to, such other corporation, partnership, joint venture, trust, or other enterprise.

     (Bylaw 42 added November 20, 1967; amended May 27, 1980; July 28, 1997)

                                WAIVER OF NOTICES

43. Any stockholder, director or officer may waive any notice required to be given under these Bylaws.

                                   AMENDMENTS

44. These Bylaws may be altered or amended by the Board of Directors at any meeting by the affirmative vote of a majority of the whole Board of Directors. The Bylaws may also be altered or amended at any meeting of the stockholders by the affirmative vote of a majority of the stock issued and outstanding.